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                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Managers
Metalsa S. de R. L.:


We hereby consent to the incorporation by reference in the registration statement Form S-8 (File No. 333-119155, No. 333-17355, No. 333-39523,
No. 333-59664) of Tower Automotive, Inc. of our report dated
March 17, 2006, with respect to the consolidated balance sheets of Metalsa S. de R. L. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of earnings, comprehensive income and cash flows for each of the three-year period then ended, which report appears in the Annual Report on Form 10-K of Tower Automotive, Inc.

KPMG Cardenas Dosal, S. C.

Monterrey, N.L., Mexico
June 26, 2006